UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 2, 2022

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact name of registrant as specified in its charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD

21244

(Address of principal executive offices, including Zip Code)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2022, Slinger Bag Australia Pty Ltd., a wholly-owned subsidiary of Slinger Bag Americas Inc. (which, in turn, is a wholly-owned subsidiary of Slinger Bag Inc.; the “Company”) completed the previously announced acquisition of 100% of the issued and outstanding share capital of Flixsense Pty Ltd. d/b/a Gameface (“Gameface”) pursuant to share purchase agreement entered into with each of the shareholders of Gameface on February 2, 2022 (the “Share Purchase Agreement”).

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, pursuant to the Share Purchase Agreements, on February 2, 2022, the Company acquired the share capital of Gameface in exchange for the issuance and delivery of 6,045,855 shares of the Company’s common stock and warrants to purchase an additional 478,225 shares of the Company’s common stock at $0.001 per share, in each case, in reliance on reliance on the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof for transactions not involving a public offering and the safe harbors afforded by Rule 506 and Rule 902 thereunder, (collectively, the “Consideration Shares”) to the Gameface shareholders and the payment of $500,000 to Jalaluddin Shaik to be made by the end of March 2022 in lieu of the issuance of 142,587 shares of common stock that Mr. Shaik would otherwise have been entitled to receive. Gameface shareholders also were granted piggyback registration rights, which expire when any applicable Consideration Shares can be freely traded pursuant to Rule 144 under the Securities Act.

Out of the Consideration Shares, the Company has retained 666,667 shares as security for the obligations of Mr. Shaik and Divyaa Jalal, as trustees for the Jalaluddin Shaik Family Trust, in respect of any claim which may be made by or on behalf of the Company for breach of warranty or under an indemnity given under the terms of the Share Purchase Agreements by August 2, 2023. The retained shares will be issued promptly after August 2, 2023 to the extent that the Company has not made any such claims by that date.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 2.01 above is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure

On February 8, 2022, the Company issued a press release announcing the completion of the acquisition of Gameface. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement
4.1	Form of Warrant*
99.1	Press Release dated February 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules, exhibits, and similar attachments have been omitted pursuant to Item 601(a)(4) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc.
a Nevada corporation

Dated: February 8, 2022	By:	/s/ Mike Ballardie
Chief Executive Officer